EXHIBIT 10.2


                              EMPLOYMENT AGREEMENT



This employment agreement is entered into this 1st day of November, 2004 between Medical Makeover Corporation of America ("MMCA") and Randy L. Baker ("Employee", together, the "Parties"). WHEREAS, MMCA, a Delaware C corporation traded publicly under the symbol MMAM, has been incorporated for the provision of medical and related services which shall center on, but not be limited to appearance enhancement through non invasive cosmetic treatments. WHEREAS, Randy
L. Baker is a healthcare executive with experience in senior management, organizational development and effectiveness, mergers and acquisitions, operations management, with public companies. Therefore, the Parties agree to the following terms and conditions:

     1. Duties Employee shall be responsible for the operations of the company including but not limited to:

     a.   Conducting and managing ongoing business operations
     b.   Acquisition target identification, negotiation and integration
     c.   Achieve results in annual operating plan approved by the Board
     d.   Ensure MMAM remains in compliance with Federal, State, and Local laws
     e. Assist in establishing financial operating controls and reporting methods
     f.   Establish and execute a marketing plan to reach revenue targets
     g. Fulfill all legal requirements of a reporting public company to the Securities & Exchange Commission in conjunction with Corporate Counsel for MMCA
     h. All above services shall be provided under a fiduciary responsibility as a director and officer of a public company
     i.   Remain in compliance with applicable Sarbanes-Oxley laws
     j.   Recommend to the company and board of directors future members
     k. Other services as recommended by the members of the board of directors or other committees.

     2. Compensation MMCA shall pay Employee a twice monthly salary of $4.500 commencing December 1, 2004. Beginning in February 2005, the twice monthly salary will be increased to $5,000, and annually thereafter.

     3.  Responsibility:  MMCA shall  employ  Employee  as  President  and Chief
Executive Officer. Employee shall serve as an Officer of the Corporation. Employee shall also be a member of the Board of Directors with full voting rights and a voting member of the Audit Committee of the board of directors and a member of any other committees of the board of directors that may be formed from time to time.

     4. Board Compensation Employee shall receive compensation commensurate with that of other Board Members of MMAM.

     5. Term This agreement shall be for a period of one (1) year, terminable by either party on 60-days written notice.

     6. Benefits Employee will be eligible to receive family group health insurance. Monthly premiums will be paid by MMAM. The plan will be consistent with group coverage offered to employees who qualify for the MMAM Plan. Coverage will become effective December ,1 2004.

     7. Insurance MMCA will maintain adequate and appropriate Directors' and Officers' insurance as well as liability insurance.

     8. Stock Ownership and Stock Options Six (6) months from and after the date of this Agreement, Employee shall be entitled to receive ten percent ownership of the common stock of MMCA, if in the employment of MMCA of such time. Such stock shall be subject to SEC rule 144. The parties, in addition, agree to reevaluate the Agreement in good faith and consider future salary stock options for Employee.

     Termination of Agreement Upon termination of this agreement all outstanding shares awarded, either initially or subsequently under this agreement will immediately vest to the employee. Upon a change in control or sale of MMAM, all shares awarded either initially or subsequently under this agreement will immediately vest to the employee.

     Entire Agreement This Agreement sets forth the entire understanding of the Parties and it may not be changed except by written document signed by all of the parties hereto.

     Governance This Agreement shall be governed by the laws of the State of Florida as within the jurisdiction of Palm Beach County. In the even of a legal dispute, the prevailing party shall be reimbursed its reasonable legal fees and costs by the other party.

     Binding Effect All parties acknowledge that they are authorized to execute the terms of this Agreement which shall be binding upon and inure to the benefit of, and shall be enforceable by, the parties and their respective successors, heirs, beneficiaries, and personal representatives.

     Assignment The rights and benefits of this Agreement shall not be transferable by any party without the written consent of the other.

     Assumability Should the Company be acquired in part or in whole, this Agreement shall be assumed by the acquiring company which shall fulfill all contractual obligations.



     IN WITNESS WHEREOF, the Parties hereto have set their hands and seals on the dates set forth below.



MEDICAL MAKEOVER CORPORATION OF AMERICA



By:      /s/ Steven Durland
         --------------------------------------------------------------
         Steven Durland                              Date November 1, 2005



EMPLOYEE



By:      /s/ Randy L. Baker
         --------------------------------------------------------------
         Randy L. Baker                              Date November 1, 2005